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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Jabil Circuit, Inc.:

     We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-42992 and 333-91719) and Form S-8 (Nos. 333-50748,
333-50750, 333-54946, 333-98299 and 333-98291) of Jabil Circuit, Inc. and
subsidiaries of our report dated October 18, 2002 relating to the consolidated balance sheets of Jabil Circuit, Inc. and subsidiaries as of August 31, 2002 and 2001, and the related consolidated statements of earnings, comprehensive income, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended August 31, 2002, which report appears in the August 31, 2002 Annual Report on Form 10-K of Jabil Circuit, Inc. and subsidiaries.

                                                     /s/ KPMG LLP
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Tampa, Florida
November 21, 2002